Exhibit 3.2
BYLAWS
OF
PROTECTIVE PRODUCTS OF AMERICA, INC.
SECTION 1. OFFICES
     The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.
SECTION 2. STOCKHOLDERS
     2.1 Annual Meeting
     The annual meeting of the stockholders for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated by the Board.
     2.2 Special Meetings
     The Board, the chairman of the Board, the chief executive officer, or, in the absence of a chief executive officer, the president, may call special meetings of the stockholders for any purpose.
     2.3 Place of Meeting
     All meetings of stockholders shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware designated by the Board.
     2.4 Notice of Meeting
     All notices of meetings of stockholders shall be sent or otherwise given in accordance with these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law, including, without limitation, Section 230 of the General Corporation Law of the State of Delaware, as now or hereafter amended (the “DGCL”); and provided that, so long as the corporation is a Public Company (as defined below), notices of meetings of stockholders shall also comply with the requirements of any exchange on which the securities of the corporation are then listed or any applicable securities laws; and, further provided that, if the corporation is listed on a Canadian exchange, notices of meetings of stockholders shall also comply with the requirements under applicable Canadian securities laws. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Notice of any meeting of stockholders shall be given (i) if mailed, when deposited in the official government mail, postage prepaid, properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation, (ii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iv) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice, or (v) otherwise, when delivered. Any consent given by a stockholder to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
     An affidavit of the secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice may be waived in accordance with Section 2.6 of these bylaws.
     2.5 Business for Stockholders’ Meetings
     2.5.1 Business at Annual Meetings
     In addition to the election of directors, only such business shall be conducted at the annual meeting of stockholders as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board, or (b) brought before the meeting by a stockholder of record (both on the date of the giving of the notice provided for in Section 2.5.3 of these bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting) pursuant to written notice thereof given in accordance with subsection 2.5.3 hereof and received by the secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting (or, if no annual meeting was held in the previous year or if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be so received not later than the close of business on the 10th day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first). No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1, unless the application of this subsection 2.5.1 to a particular matter is waived in writing by the Board. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting, or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if it is so determined in either case, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision. Notwithstanding the foregoing, with respect to a proposal brought before the meeting at the request of a stockholder, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the item of business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
     2.5.2 Business at Special Meetings
     At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the Board in accordance with subsection 2.4 hereof shall come before such meeting.
     2.5.3 Notice to Corporation
     Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.2 or subsection 2.5.1 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the secretary at the corporation’s executive offices. Any such stockholder notice shall set forth (i) the name and record address of the stockholder proposing such business; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and a statement of the number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or any successor provision. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.
     2.6 Waiver of Notice
     2.6.1 Waiver in Writing
     Whenever any notice is required to be given to any stockholder under the provisions of these bylaws, the certificate of incorporation, or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
     2.6.2 Waiver by Attendance
     The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     2.7 Fixing of Record Date for Determining Stockholders
     2.7.1 Meetings
     For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting, provided that, so long as the corporation is a Public Company, the record date fixed by the Board shall also comply with the requirements of any exchange on which the securities of the corporation are then listed or any applicable securities laws; and, further provided that, if the corporation is listed on a Canadian exchange, the record date fixed by the Board shall also comply with the requirements under applicable Canadian securities laws. If the Board does not fix a record date in accordance with these bylaws and applicable law, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     2.7.2 Consent to Corporate Action Without a Meeting
     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If the Board does not fix a record date in accordance with these bylaws and applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
     2.7.3 Dividends, Distributions and Other Rights
     For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
     2.8 Voting List
     At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address and number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) during ordinary business hours, at the principal place of business of the corporation, or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of such meeting, during the whole time thereof, for inspection by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     2.9 Quorum
     Unless otherwise provided in the certificate of incorporation or required by law, a majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum is not present or represented at any meeting of the stockholders, then the chairman of the meeting or the stockholders representing a majority of the voting power of the capital stock at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time until a quorum is present or represented. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place (if any), and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4 of these bylaws. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is initially present or represented may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     2.10 Manner of Acting
     In all matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the vote of a greater number is required by these bylaws, the certificate of incorporation or the DGCL. Where a separate vote by a class or series is required, if a quorum of such class or series is present, the affirmative vote of a majority of outstanding shares of such class or series present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of such class or series, unless the vote of a greater number is required by these bylaws, the certificate of incorporation or the DGCL. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.
     2.11 Proxies
     2.11.1 Appointment
     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to a writing authorizing another person or persons to act for such stockholder as proxy by any reasonable means, including, but not limited to, facsimile signature, or (b) transmitting or authorizing the transmission of an electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     2.11.2 Delivery to Corporation; Duration
     A proxy shall be filed with the secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.
     2.12 Voting of Shares
     Except as otherwise set forth in the certificate of incorporation or these bylaws, each stockholder entitled to vote with respect to a matter submitted to a vote of stockholders shall be entitled to one (1) vote for each share of stock entitled to vote on such matter.
     2.13 Voting for Directors
     Each stockholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of directors.
     2.14 Action by Stockholders Without a Meeting
     Any action that is properly brought before the stockholders by or at the direction of the Board and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. Any such consents shall be placed in the minute book of the corporation as if they were the minutes of a meeting of the stockholders. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed, and dated for purposes of this Section 2.14, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person authorized to act for the stockholder or proxy holder, and (ii) the date on which such stockholder or proxy holder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation as provided above.
     2.15 Inspectors of Election
     2.15.1 Appointment
     In advance of any meeting of stockholders held while this corporation is a Public Company, the Board shall appoint one or more persons (who may include individual(s) who serve the corporation in other capacities, including without limitation, as officers, employees or agents, to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors in place of any inspector who is unable or fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting. The corporation shall be a “Public Company” if (a) the Board of the corporation has designated the corporation a Public Company, (b) a registration statement has been filed by the corporation under the Securities Act of 1933, as amended, in connection with an offering of the corporation’s securities to the public and has become effective, or (c) the corporation’s securities have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
     2.15.2 Duties

     The inspectors of election shall:
     (a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;
     (b) determine the shares represented at the meeting and the validity of proxies and ballots;
     (c) count all votes and ballots;
     (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and
     (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.
The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.
     2.16 Administration of Meetings
     Meetings of stockholders shall be presided over by the chairman of the Board or, in the absence thereof, by such person as the chairman of the Board shall appoint, or in the absence thereof or in the event that the chairman shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
     The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof, and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and announce such at the meeting).

SECTION 3. BOARD OF DIRECTORS
     3.1 General Powers
     Subject to the provisions of the DGCL and any limitations in the certificate of incorporation, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board.
     3.2 Number and Tenure
     The authorized number of directors shall be determined from time to time by resolution of the Board, provided that the Board shall consist of not less than three (3) directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall serve for the term for which he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal. Directors need not be stockholders of the corporation nor residents of the State of Delaware. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. The directors shall be divided into classes, as and to the extent set forth in the corporation’s certificate of incorporation.
     3.3 Nomination and Election
     3.3.1 Nomination
     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors may be made (a) by or at the direction of the Board, or (b) by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3.1 and on the record date for the determination of stockholders entitled to vote for the election of directors at such meeting; provided, however, that a stockholder may nominate persons for election as directors only if written notice (in accordance with subsection 2.5.3 hereof) of such stockholder’s intention to make such nominations is received by the secretary (i) with respect to an election to be held at an annual meeting of stockholders, in accordance with the provisions of Section 2.5.1, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the date on which notice of such special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. Any such stockholder’s notice shall set forth (a) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.5.3, and (b) as to each person the stockholder proposes to nominate for election or re-election as a director, the name, age, and address of such person and, if the corporation is then a Public Company, such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (c) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board, or the chairman of a stockholders’ meeting at which directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this subsection 3.3 for nomination for the election of directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.
     3.3.2 Election
     All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. If authorized by the Board, such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission, provided any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized. At each election of directors, the persons receiving the greatest number of votes shall be the directors.
     3.4 Annual and Regular Meetings
     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders, or, at such other time and place, within or without the State of Delaware, as shall be determined from time to time by the Board. By resolution, the Board or any committee designated by the Board may specify the time and place, within or without the State of Delaware, for holding regular meetings without notice other than such resolution; provided that notice shall be given, at least three (3) days prior to an annual or regular meeting, if the time or place of such meeting, as set forth in these bylaws or in a resolution, shall be changed.
     3.5 Special Meetings
     Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president, the secretary or, in the case of special Board meetings, any two directors, and, in the case of any special meeting of any committee appointed by the Board, by the chairman thereof. The person or persons authorized to call special meetings may fix the time and place, either within or without the State of Delaware, for holding any special meeting called by them.
     3.6 Meetings by Telephone
     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

     3.7 Notice of Special Meetings
     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in one of manners set forth below in this Section 3.7. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.
     3.7.1 Personal Delivery
     If notice is given by personal delivery of a written notice, the notice shall be effective if delivered to a director at least twenty-four hours before the meeting.
     3.7.2 Delivery by Mail
     If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a director at his or her address shown on the records of the corporation with postage prepaid at least four days before the meeting.
     3.7.3 Delivery by Private Courier
     If notice is given by private courier, the notice shall be deemed effective if delivered to a director at his or her address shown on the records of the corporation at least twenty-four hours before the meeting.
     3.7.4 Facsimile Notice
     If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when sent at least twenty-four hours before the meeting to a director at his or her facsimile number appearing on the records of the corporation.
     3.7.5 Delivery by Electronic Transmission
     If notice is delivered by electronic transmission, the notice shall be deemed effective if sent at least twenty-four hours before the meeting to a director at his or her electronic mail address shown on the records of the corporation.
     3.7.6 Oral Notice
     If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the director at least twenty-four hours before the meeting.
     3.8 Waiver of Notice
     3.8.1 In Writing

     Whenever any notice is required to be given to any director under the provisions of these bylaws, the certificate of incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in any written waiver of notice or any waiver by electronic transmission of notice of such meeting, unless so required by the certificate of incorporation or these bylaws.
     3.8.2 By Attendance
     The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     3.9 Quorum
     A majority of the total number of directors fixed by or in the manner provided in these bylaws or, if vacancies exist on the Board, a majority of the total number of directors then serving on the Board (provided, however, that such number may be not less than one-third of the total number of directors fixed by or in the manner provided in these bylaws) shall constitute a quorum for the transaction of business at any Board meeting. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     3.10 Manner of Acting
     The vote of a majority of the directors present at a Board at which a quorum is present shall be the act of the Board or committee, unless the vote of a greater number is required by these bylaws, the certificate of incorporation or the DGCL. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors present at that meeting.
     3.11 Presumption of Assent
     A director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

     3.12 Action by Board or Committee Without a Meeting
     Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee of the Board, as the case may be, consent thereto in writing or by electronic transmission as provided in the DGCL and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     3.13 Resignation
     Any director may resign at any time upon delivery of written notice or electronic transmission to the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.14 Removal
     Any director or the entire Board may be removed at any time, but only for cause and then only by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and the vacancies thus created may be filled in accordance with Section 3.15 herein. As used in this Section 3.14 and in Article VI of the corporation’s certificate of incorporation, “for cause” shall mean any of the following: (i) a director’s crime against the corporation (including theft or embezzlement or attempted theft or embezzlement of money from the corporation), or activity adverse to the corporation involving the director’s moral turpitude, gross negligence, willful misconduct, breach of fiduciary duty, breach of duty of loyalty, fraud, or knowing violation of the law; or (ii) a director’s violation of any law (whether foreign or domestic) that results in a felony indictment (other than a felony resulting from a minor traffic violation) or similar judicial proceeding.
     3.15 Vacancies
     Unless otherwise provided in the certificate of incorporation, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

     3.16 Committees
     3.16.1 Creation and Authority of Committees
     The Board may, pursuant to the authority granted in subsection (2) of section 141(c) of the DGCL, designate one or more standing or temporary committees, each committee to consist of one or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer; but no such committee shall have the power or authority in reference to (a) amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of shares of any series, (b) adopting an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (e) amending these bylaws, or (f) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval. During such time as the corporation is a Public Company, each committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the rules and regulations of any securities exchange on which the securities of the corporation are listed for trading (and, if the corporation is listed on a Canadian exchange, the requirements under applicable Canadian securities laws), and will have the right to retain independent legal counsel and other advisors at the corporation’s expense. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     3.16.2 Minutes of Meetings
     All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose and will report to the Board when required.
     3.16.3 Quorum and Manner of Acting
     A majority of the number of directors comprising any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee, and, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.
     3.16.4 Resignation
     Any member of any committee may resign at any time by delivering written notice to the corporation or the chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.16.5 Removal
     The Board may remove from office any member of any committee elected or appointed by it.
     3.17 Compensation
     By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
     3.18 Corporate Governance Compliance
     Without limiting the powers of the Board set forth in these bylaws, and provided that securities of the corporation are listed for trading on a national securities exchange, the corporation shall comply with the corporate governance rules and requirements of such exchange.

     3.19 Reliance upon Records
     Every director, and every member of any committee of the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation’s capital stock might properly be purchased or redeemed.
     3.20 Interested Directors
     A director who is directly or indirectly a party to a contract or transaction with the corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the corporation, may be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the DGCL.
SECTION 4. OFFICERS
     4.1 Number
     The officers of the corporation shall be a chairman of the Board, chief executive officer, president, and secretary, each of whom shall be elected by the Board. The corporation may also have, at the discretion of the Board, a vice chairman of the Board, a chief financial officer, a treasurer, one or more vice presidents, one or more assistance vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any other officers and assistant officers as may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.
     4.2 Election and Term of Office
     The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected and qualified. A failure to elect officers shall not dissolve or otherwise affect the corporation.
     4.3 Resignation
     Any officer may resign at any time by delivering written notice to the corporation. Any resignation shall take effect on the date of receipt of such notice of resignation or at any later time specified in such notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
     4.4 Removal
     Any officer or agent elected or appointed by the Board may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board, or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board, subject to the contract rights, if any, of the person so removed.
     4.5 Vacancies
     A vacancy in any office because of the death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.
     4.6 Chairman of the Board
     If elected, the chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting.
     4.7 Chief Executive Officer
     The chief executive officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and stockholders in the absence of a chairman of the Board and, subject to the Board’s control, shall, together with the president of the corporation, have general supervision, direction and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried out. The chief executive officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as are prescribed by the Board from time to time.
     4.8 President
     In the event of the death of the chief executive officer or his inability to act, the president shall perform the duties of the chief executive officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the chief executive officer. The president may sign with the chief financial officer or secretary certificates for shares of the corporation. The president shall have, to the extent authorized by the chief executive officer or the Board, the same powers as the chief executive officer to sign deeds, mortgages, bonds, contracts or other instruments. The president shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or the Board.
     4.9 Vice President
     In the event of the absence or death of the president or his or her inability to act, the vice president (or if there is more than one vice president, the vice president who was designated by the Board as the successor to the president, or if no vice president is so designated, the vice president first elected to such office), if any, shall perform the duties of the president, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the president. Any vice president may sign with the chief financial officer or secretary certificates for shares of the corporation. Vice presidents shall have, to the extent authorized by the president or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice presidents shall perform such other duties as from time to time may be assigned to them by the president or the Board.
     4.10 Secretary
     The secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records, and shall, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or the Board. The secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board required to be given by law or by these bylaws. In the absence of the secretary, an assistant secretary may perform the duties of the secretary.
     4.11 Chief Financial Officer and/or Treasurer
     The chief financial officer and/or treasurer shall keep and maintain, or cause to be kept and maintained, adequate books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times by open to inspection by any director. The chief financial officer and/or treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these bylaws; sign certificates for shares of the corporation; render to the Board and the chief executive officer or president, whenever requested by them, an account of all of his or her transactions as chief financial officer or treasurer of the corporation and of the financial condition of the corporation, and in general perform all of the duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board. In the absence of the treasurer, an assistant treasurer may perform the duties of the treasurer. The chief financial officer may be the treasurer of the corporation.
     4.12 Salaries
     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.
SECTION 5. CONTRACTS, CHECKS AND DEPOSITS
     5.1 Contracts
     Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized by the Board, may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.
     5.2 Checks, Drafts, Etc.
     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed or endorsed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.
     5.3 Deposits
     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     6.1 Issuance of Shares
     No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

     6.2 Issuance
     The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (book entry ownership). Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates representing shares of the corporation shall be signed by the chief executive officer or the president, or a vice president, and by the chief financial officer or treasurer or the secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other professionals from time to time to act as transfer agents and registrars of the stock of the corporation, and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class or series and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock. Provided, however, that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation issues to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights.
     6.3 Stock Records
     The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, including, without limitation, to receive dividends and to vote as such owner, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person or entity, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     6.4 Restriction on Transfer
     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:
     “The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law.”
If any securities of the corporation are issued pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “1933 Act”), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.
     6.5 Transfer of Shares
     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation, pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.
     6.6 Lost or Destroyed Certificates
     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the transfer agent and Board may prescribe.

     6.7 Shares of Another Corporation
     Any officer or agent designated by the Board or in the absence of such designation, the chairman of the Board, the chief executive officer, the president or any vice president of the corporation, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
     6.8 Stock Transfer Agreements
     The corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
SECTION 7. BOOKS AND RECORDS
     The corporation shall, either at its principal executive office or at such other place or places as designated by the Board, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records. Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so covert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
SECTION 8. ACCOUNTING YEAR
     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by resolution of the Board, the accounting year shall be the year so selected.
SECTION 9. SEAL
     The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION
     10.1 Right to Indemnification
     The corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these bylaws or as it may thereafter be amended (it being intended that, to the extent permitted by law, no subsequent change in laws resulting in less favorable indemnification of a director, officer, employee, or agent of the corporation than that in effect on the date of adoption of these bylaws shall apply), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided that any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Section 10. The corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized or permitted by such law. The indemnification provided by this Section 10 shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the certificate of incorporation, other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board.
     For purposes of this Section 10: (i) any reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Section 10 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the corporation and its related entities (“employee benefit plans”); (iii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iv) any reference to “serving at the request of the corporation” shall include any service as a director, manager, officer, employee or agent of the corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, manager, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (v) any reference to serving at the request of the corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.
     10.2 Expenses Payable in Advance
     The corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Section 10 or otherwise.
     10.3 Right of Claimant to Bring Suit
     If a claim for indemnification or payment of expenses under this Section 10 is not paid in full within 60 days after a written claim therefor has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
     10.4 Insurance, Contracts and Funding
     To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 10. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

     10.5 Other Indemnification
     The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.
     10.6 Effect of Amendment or Repeal
     Any repeal or modification of the foregoing provisions of this Section 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
SECTION 11. GENERAL MATTERS
     11.1 Provisions of Certificate Govern
     In the event of any inconsistency between the terms of these bylaws and those of the certificate of incorporation of the corporation, the terms of the certificate of incorporation will govern and control.
     11.2 Construction
     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person. References in these bylaws to “certificate of incorporation” shall mean the certificate of incorporation of the corporation, unless the context otherwise dictates.
     11.3 Dividends
     The Board, subject to any restrictions contained in the DGCL or the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
     11.4 Notice by Electronic Transmission
     Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, and otherwise complying with the requirements of Section 232 of the DGCL, as it may be amended from time to time. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     11.5 Dispensation with Notice
     11.5.1 Unknown Location of Stockholder
     Whenever notice is required to be given by law, the certificate of incorporation or these bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.
     11.5.2 Unlawful Communication
     Whenever notice is required to be given by law, the certificate of incorporation or these bylaws to any person with whom communication is unlawful, the giving of notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
SECTION 12. AMENDMENTS
     The Board shall have the power to adopt, amend or repeal the bylaws of this corporation; provided, however, the Board may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board. The stockholders shall also have the power to adopt, amend or repeal the bylaws of this corporation, as permitted by Delaware law.